Exhibit 99.1

Liquidity Services, Inc. Announces Cessation in Sale of Selected U.S. Defense Logistics Agency Surplus Property Items and Preliminary Third Quarter Fiscal Year 2014 Results

WASHINGTON - July 10, 2014- Liquidity Services, Inc.  (NASDAQ: LQDT), a global solutions provider in the reverse supply chain with the leading marketplace for business surplus, today announced that its sales of selected rolling stock and other assets under its Surplus Contract with the U.S. Defense Logistics Agency (DLA) have ceased at the request of DLA pending further review of the impact of regulatory rules, unrelated to the Company’s performance or conduct, on the DLA rolling stock property stream. This action has resulted in the cancellation of selected sales during the June quarter as well as future sales of selected assets. Liquidity Services anticipates these developments will adversely impact its financial results for its fiscal third quarter ended June 30, 2014 and for its fiscal year 2014. The Company’s preliminary third quarter results are subject to change as the Company is still in the process of finalizing the financial results for the quarter.

For the third quarter of fiscal year 2014 ending June 30, 2014, the Company now estimates its preliminary unaudited financial results to be as follows:

•                  Total Gross Merchandise Volume (GMV) is expected to be within its guidance range of $225 million to $250 million.

•                  Adjusted EBITDA is expected to be approximately 10-20% below its guidance range of $18.0 million to $21.0 million

•                  Adjusted Earnings per Diluted Share is expected to be approximately 10-20% below its guidance range of $0.28 to $0.34.

The Company plans to report its unaudited financial results for the third quarter on August 7, 2014, and at that time will provide updated guidance on the impact to its fiscal year 2014 financial results.

Our guidance adjusts EBITDA and Diluted EPS for: (i) acquisition costs including transaction costs and changes in earn out estimates; (ii) amortization of contract related intangible assets of $33.3 million from our acquisition of Jacobs Trading; and (iii) for stock based compensation costs, which we estimate to be approximately $3.5 million to $4.0 million per quarter for fiscal year 2014. These stock based compensation costs are consistent with fiscal year 2013.

Conference Call

The Company will host a conference call to discuss preliminary fiscal third quarter results at 8:30 a.m. Eastern Time today. Investors and other interested parties may access the teleconference by dialing 800-798-2864 or 617-614-6206 and providing the participant pass code 78208751. A live webcast of the conference call will be provided on the Company’s investor relations website at http://www.liquidityservicesinc.com/investors/.  A replay of the webcast will be available on the Company’s website ending July 10, 2015 at 11:59 p.m. ET. An audio replay of the teleconference will also be available until July 17, 2014 at 11:59 p.m. ET. To listen to the replay, dial 888-286-8010 or 617-801-6888 and provide the participant pass code 87329825. Both replays will be available starting at 12:30 p.m. ET today.

Forward-Looking Statements

This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s business outlook and expected future effective tax rates. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this document. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in our filings with the SEC from time to time, and include, among others, our dependence on our contracts with the DoD and Wal-Mart for a significant portion of our revenue and profitability; our ability to successfully expand the supply of merchandise available for sale on our online marketplaces; our ability to attract and retain active professional buyers to purchase this merchandise; the timing and success of upgrades to our technology infrastructure; our ability to successfully complete the integration of any acquired companies, including NESA and Go-Industry, into our existing operations and our ability to realize any anticipated benefits of these or other acquisitions; and our ability to recognize any expected tax benefits as a result of closing our U.K. retail consumer goods operations. There may be other factors of which we are currently unaware or deem immaterial that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.

About Liquidity Services, Inc.

Liquidity Services, Inc. (NASDAQ: LQDT) provides leading corporations, public sector agencies and buying customers the world’s most transparent, innovative and effective online marketplaces and integrated services for surplus assets. On behalf of its clients, Liquidity Services has completed the sale of over $4.5 billion of surplus, returned and end-of-life assets, in over 500 product categories, including consumer goods, capital assets and industrial equipment. The Company is based in Washington, D.C. and has over 1,300 employees. Additional information can be found at: http://www.liquidityservices.com.

Contact:

Julie Davis

202-558-6234

julie.davis@liquidityservices.com